Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-30994, No. 33-32526, No. 33-18771, No. 33-61439, No. 33-62710, No. 333-43056, No. 333-88030, No. 333-120971, and No. 333-120974) pertaining to the Employee Savings and Investment Plan, Long-Term Incentive Plan, 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, the Belo Savings Plan and the Belo 2004 Executive Compensation Plan, Form S-3 No. 333-25579 pertaining to the registration of $1,500,000,000 of debt securities and warrants to purchase debt securities of Belo Corp., and Form S-3 No. 333-134420 pertaining to the registration of $1,000,000,000 of debt securities of Belo Corp. of our reports dated February 28, 2008, with respect to the consolidated financial statements of Belo Corp. and subsidiaries and the effectiveness of internal control over financial reporting of Belo Corp. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/Ernst & Young

Dallas, Texas
February 28, 2008